SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) July 1, 2003


                     WESTSTAR FINANCIAL SERVICES CORPORATION
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             (Exact name of Registrant as specified in its charter)




        North Carolina                000-30515                 56-2181423
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(State or other jurisdiction    (Commission File No.)     (IRS Employer
 of incorporation)                                        Identification number)




             79 Woodfin Place, Asheville, North Carolina 28801-2426
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                    (Address of principal executive offices)


Registrant's telephone number, including area code (828) 252-1735


                                 Not Applicable
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                 (Former address of principal executive offices)

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Item 5. Other Events
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     On July 1, 2003, W. Kent Salisbury,  M.D. tendered his resignation from the
Registrant's Board of Directors and the Board of Directors of the Registrant's wholly-owned subsidiary, The Bank of Asheville.

     Dr. Salisbury's resignation, which is effective as of July 1, 2003, is not due to any disagreement with the Registrant, or any other party, on any matter relating to the Registrant's operations, policies or practices.

     Dr. Salisbury resigned from the Boards of Directors of the Registrant and The Bank of Asheville in order to join the faculty of the Keck School of Medicine, University of Southern California as a Professor in the Cardiovascular Division. Dr. Salisbury feels that the Keck School of Medicine's location in Los Angeles, California makes it exceedingly difficult, if not impossible, for him to continue to actively fulfill his duties as a director of the Registrant, which is headquartered in Asheville, North Carolina.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 WESTSTAR FINANCIAL SERVICES CORPORATION



                                 By:      /s/ Randall C. Hall
                                          --------------------------------------
                                          Randall C. Hall
                                          Executive Vice President and Secretary



Dated:    July 1, 2003